EXHIBIT 99

Exhibit 99

 NEWS RELEASE

        Date:    IMMEDIATE (October 14, 1996)
        Contact: Thomas E. Carroll, Chief Executive Officer
                 MEDIQ Incorporated
                 (609) 662-3200


     PENNSAUKEN, NJ - MEDIQ Incorporated (AMEX:MED) reported today that PCI Services, Inc., a company in which MEDIQ had owned a substantial interest, completed a merger with Cardinal Health, Inc. on October 11, 1996.

     MEDIQ received 966,000 shares of Cardinal Health, Inc. stock which, based on Friday's closing price for Cardinal Health, Inc., has a market value of $79.2 million. As a result, MEDIQ will realize an after-tax gain of approximately $31.8 million, or approximately $1.28 per share of MEDIQ common stock.

     MEDIQ Incorporated, whose shares (MED and MED.Pr) and debentures (MED.C and MED.NP) are traded on the American Stock Exchange, through its wholly-owned subsidiary, MEDIQ/PRN Life Support Services, Inc., is the largest movable critical care and life support medical equipment rental business in the United States.